Tower Bancorp, Inc. August 2009 Free Writing Prospectus Filed Pursuant to Rule 433 Registration No. 333-161272 August 20, 2009

FORWARD-LOOKING STATEMENTS / SAFE HARBOR
This presentation contains forward-looking statements that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,”
“should,” “project,” “plan,” “seek,” “target,” “intend” or “anticipate” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of Tower and our subsidiaries. These forward-
looking statements are subject to various assumptions, risks, uncertainties and other factors . These risks are detailed in documents filed by Tower Bancorp, Inc. with the Securities and Exchange Commission, including Tower’s Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other required filings.
Because of these uncertainties, risks and the possibility of changes in these assumptions, actual results could differ materially from those expressed in any forward-looking statements. Investors are cautioned not to place undue reliance on these statements. Tower Bancorp, Inc. assumes no duty or obligation to update any forward-looking statements made in this presentation.
A registration statement relating to these securities has been filed with the SEC and is effective. Prospective investors should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents
Tower has filed with the SEC for more complete information about the Company and the offering. Investors may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, a copy of the prospectus supplement may be obtained from Raymond James & Associates, Inc. at 880 Carillon Parkway, St. Petersburg, FL 33716 or
by telephone at (727) 567-2400.

OFFERING SUMMARY
Issuer: Tower Bancorp, Inc. (NASDAQ: “TOBC”)
Offering Size: $50 Million
Shares Offered: TBD
Over-Allotment Option: 15% / TBD shares
Selling Shareholders: up to159,074
Post-Offering Shares: TBD
Current Price per Share: $32.70 (8/19/09 close)
Underwriters: Raymond James
Keefe, Bruyette & Woods
Stifel Nicolaus
Expected Pricing: Week of August 24, 2009

USE OF PROCEEDS
Proceeds from this offering are intended to be used for general corporate purposes, which may include:
– Funding continued loan and deposit growth
– Capitalizing on expansion opportunities
– Enhancing capital ratios
– Repayment of our debt
– Other working capital purposes

COMPANY PROFILE
A Pennsylvania-chartered bank holding company
organized in 1983, with roots dating back to 1864
High-growth community bank headquartered in Harrisburg, Pennsylvania
Completed a merger of equals transaction on March 31, 2009, with Graystone
Financial Corp.
– All stock transaction valued at approximately $57.9 million
– The roles of Chief Executive Officer, Chief Operating Officer, Chief Financial Officer,
Chief Credit Officer, and General Counsel were assumed by executives of Graystone
– The resultant Board of Directors consists of 18 members, of which 8 were members of the historical Tower Board with the remaining 10 directors being appointed from
Graystone
Currently operates 25 offices in nine counties of central Pennsylvania and Maryland
Strong corporate culture with clear strategic vision

COMPANY PROFILE
As of June 30, 2009:
– Total Assets: $ 1.3 billion
– Gross Loans: $ 1.0 billion
– Deposits: $ 1.1 billion
– Shareholders’ Equity: $ 111.9 million
– Tangible Common Equity Ratio: 7.64%
– Total Regulatory Capital Ratio: 10.87%
– Market Capitalization: $ 165.4 million (as of August 19, 2009)

LEADERSHIP TEAM
ANDREW SAMUEL JEFF RENNINGER MARK MERRILL CARL LUNDBLAD
President, CEO
24 years banking
experience (24 years in-
market)
Prior experience: Fulton
Bank, and Waypoint
Bank
EVP, Chief Operating
Officer
31 years banking
experience (22 years in-
market)
Prior experience: PNC
Bank, Meridian Bank,
and Waypoint Bank
EVP, Chief Financial
Officer
11 years financial
experience
Prior experience:
Pricewaterhouse-
Coopers, and Waypoint
Bank
EVP, General Counsel
12 years bank
regulatory, securities and
general corporate law
experience (12 years in-
market)
Prior experience:
Rhoads & Sinon
JANE TOMPKINS JANAK AMIN JEFF SHANK JOE BERTOTTO
EVP, Chief Credit Officer
33 years experience in
the financial services
industry with over 12
years in credit policy
formation
Prior experience: 5 C’s
Consulting, Legacy
Bank, Waypoint Bank,
and PNC Bank
EVP, President
Graystone Bank Division
20 years banking
experience (18 years in-
market)
Prior experience: Fulton
Bank, and Waypoint
Bank
EVP, President
Tower Bank Division
32 years banking
experience (all in-
market) at Tower Bank
(previously The First
National Bank of
Greencastle)
SVP, Manager of
Relationship
Development
28 years experience
Prior experience: PNC
Bank and Waypoint
Bank
Deep and experienced management team with extensive local market knowledge

Centre
Mifflin
Juniata
Blair
Huntingdon
Perry
Dauphin
Lebanon
Berks
Cumberland
Lancaster
Chester
Fulton
Franklin
Adams
York
Washington
Carroll
Frederick
Existing Presence in County
Growth Opportunity in County
Graystone Tower Bank Branches

Potentially attractive growth and expansion opportunities
FOOTPRINT AND GROWTH POTENTIAL
Note: Tower believes that a growth opportunity exists for the counties appropriately marked above based on Tower’s close proximity to those counties, management’s familiarity with the demographics and businesses and business leaders in those counties and Tower’s reputation in those counties.

CURRENT FRANCHISE MARKET DEMOGRAPHICS
Source: SNL Financial
County
Total
Population
2009
(Actual)
Population
Change
2000-2009
(%)
Projected
Population
Change
2009-2014
(%)
Median
HH
Income
2009
($)
HH
Income
Change
2000-2009
(%)
Projected
HH Income
Change
2009-2014
(%)
Pennsylvania
Franklin 145,306          12.37              5.92                51,788            27.94              4.29
Lancaster 507,066          7.74                3.46                59,484            30.77              5.61
Dauphin 258,263          2.57                1.06                55,105            32.28              5.01
Fulton 15,068            5.66                2.08                41,947            20.23              2.42
Cumberland 232,724          8.92                4.06                61,622            31.77              6.42
York 431,670          13.08              6.36                59,123            30.63              3.89
Centre 146,233          7.72                1.98                47,641            31.85              7.25
Lebanon 130,496          8.45                3.78                52,153            27.77              4.17
Weighted Average Pennsylvania  Franchise 8.37                3.83                54,126            28.97              4.70
State of Pennsylvania 12,598,860     2.59                0.80                53,225            32.70              4.87
National 309,731,508   10.06              4.63                54,719            29.78              4.06
Maryland
Washington 148,968          12.92              5.80                49,559            21.98              7.89
Weighted Average Maryland  Franchise 12.92              5.80                49,559            21.98              7.89
State of Maryland 5,733,229       8.25                3.14                67,267            26.91              4.19
National 309,731,508   10.06              4.63                54,719            29.78              4.06
Favorable and attractive market demographics

GROWTH COUNTIES MARKET DEMOGRAPHICS
Source: SNL Financial
County
Total
Population
2009
(Actual)
Population
Change
2000-2009
(%)
Projected
Population
Change
2009-2014
(%)
Median
HH
Income
2009
($)
HH
Income
Change
2000-2009
(%)
Projected
HH Income
Change
2009-2014
(%)
Pennsylvania
Adams 103,380          13.24              5.31                54,114            26.24              2.95
Berks 408,598          9.36                3.73                58,885            31.68              4.18
Blair 126,168          (2.30)               (1.58)               42,791            29.69              9.63
Chester 499,763          15.29              6.64                87,308            34.66              7.36
Huntingdon 45,986            0.88                (0.82)               41,536            24.13              5.94
Juniata 23,708            3.89                0.99                41,688            20.10              3.99
Mifflin 47,142            1.41                (0.72)               40,920            26.35              7.33
Perry 45,728            4.88                2.11                51,377            22.42              5.19
State of Pennsylvania 12,598,860     2.59                0.80                53,225            32.70              4.87
National 309,731,508   10.06              4.63                54,719            29.78              4.06
Maryland
Carroll 174,048          15.34              5.37                77,254            28.72              5.83
Frederick 232,691          19.16              7.20                77,758            29.05              5.38
State of Maryland 5,733,229       8.25                3.14                67,267            26.91              4.19
National 309,731,508   10.06              4.63                54,719            29.78              4.06
Potentially attractive growth and expansion opportunities

DEPOSIT MARKET SHARE
2008
Rank
2007
Rank Institution (ST)
2008
Number of
Branches
2008
Total
Deposits in
Market
($000)
2008
Total
Market
Share
(%)
2007
Total
Deposits in
Market
($000)
2007
Total
Market
Share
(%)
Deposit
Growth
(%)
1 2 Susquehanna Bancshares Inc. (PA) 98 3,898,824 $        13.1 3,706,349 $        12.5% 5.2
2 4 PNC Financial Services Group (PA) 85 3,723,647           12.5 3,555,820           11.9% 4.7
3 1 M&T Bank Corp. (NY) 104 3,710,926           12.5 3,771,169           12.7% -1.6
4 3 Fulton Financial Corp. (PA) 82 3,581,598           12.0 3,618,847           12.2% -1.0
5 6 Wells Fargo & Co. (CA) 35 2,358,455           7.9 2,096,523           7.0% 12.5
6 5 Banco Santander S.A. 62 2,088,904           7.0 2,237,340           7.5% -6.6
7 8 Metro Bancorp Inc. (PA) 29 1,391,404           4.7 1,402,873           4.7% -0.8
8 7 Royal Bank of Scotland Group 32 1,330,309           4.5 1,647,086           5.5% -19.2
9 10 Tower Bancorp Inc. (PA) 25 867,379              2.9 737,853              2.5% 17.6
10 9 Northwest Bancorp Inc. (MHC) (PA) 27 714,542              2.4 813,476              2.7% -12.2
Total 802 29,755,824 $      29,221,790 $      1.8
Pro forma for the merger of equals with Graystone, Tower ranks:
– 9   overall in those areas where the Company currently has a branch office it serves
– Excluding companies with greater than $20 billion in assets, Tower ranks 4 in total deposit market share
Source: SNL Financial
Significant opportunities exist to gain share within our current deposit markets th
th

GRAYSTONE KEY ACCOMPLISHMENTS
Opened 9 branch offices, serving 6 counties in Pennsylvania
Reached over $600 million in assets in less than 3 years
Most profitable bank in Pennsylvania of currently operating banks opened since 1990
(based on net income, last 12 months as of 9/30/08, according to information contained in Danielson Capital, LLC New Bank Report-Eastern Edition,Third Quarter
2008 - www.danielsoncapital.com)
Voted a top 10 Best Places to Work in Pennsylvania: 2006, 2007, and 2008

BUSINESS STRATEGIES
Businesses
We will target family owned businesses with annual revenues of less than $100 million that have local presence and decision makers.
We will differentiate based on high touch, relationship building, exceptional service supported by technology.
We will emphasize local decisions with highly responsive local people that live and work in the communities they serve.
Consumers
We will target middle market households in central Pennsylvania and Maryland.
We will focus on markets with strong community identities.
We will differentiate on basis of high touch, relationship building, exceptional service, supported by convenience of technology.
Not for Profit
We will be the bank of choice for the Not for Profit market.
We will differentiate based on high touch, relationship building, exceptional service supported by convenience of technology.
We will cross sell a minimum of 5 services to every customer

ASSET GROWTH
(1) All financial information for periods prior to March 31, 2009 represents historical financials for Graystone Financial Corp., as the accounting acquirer in the reverse merger
(2) 2005 financial data reflects the period from September 2, 2005 (inception date) to December 31, 2005
Total Assets ($000)
(1) (2)
$641,318
$446,412
$245,095
$65,091
$1,272,867
$-
$200,000
$400,000
$600,000
$800,000
$1,000,000
$1,200,000
$1,400,000
6/30/09 2008 2007 2006 2005
Quarter Ended Year Ended

Total Net Loans ($000)
(1) (2)
$569,575
$390,274
$172,519
$25,638
$1,014,072
$-
$200,000
$400,000
$600,000
$800,000
$1,000,000
$1,200,000
6/30/09 2008 2007 2006 2005
Quarter Ended Year Ended
LOAN GROWTH
(1) All financial information for periods prior to March 31, 2009 represents historical financials for Graystone Financial Corp., as the accounting acquirer in the reverse merger
(2) 2005 financial data reflects the period from September 2, 2005 (inception date) to December 31, 2005
Note: All loans are with in-market customer relationships.

LOAN PORTFOLIO
Note: Loan Portfolio does not include approximately $90 million of loans participated with other community banks
Loan Composition (%)
Mortgage
21%
Consumer & Other
9%
Commercial
70%
As of June 30, 2009

LOAN PORTFOLIO - CONCENTRATION BY TYPE
Note: Classifications based on management designation of loan’s primary use of proceeds
Gross Loan Concentration by Portfolio
Income
Producing
Office
4%
Residential
Construction
4%
Income
Producing
Retail
4%
Manufacturing
4%
Tourism/Lodging
4%
Land Development
5%
Individual
Investment
6%
Other
30%
Apartments/
Single Family
10%
Consumer
6%
Residential Mortgages
23%
Residential Mortgages
Apartments/Single
Family
Consumer
Individual Investment
Land Development
Tourism/Lodging
Manufacturing
Income Producing
Office
Income Producing Retail
Residential Construction
Other
As of June 30, 2009

CREDIT QUALITY
(1) All financial information for periods prior to March 31, 2009 represents historical financials for Graystone Financial Corp., as the accounting acquirer in the reverse merger
(2) 2005 financial data reflects the period from September 2, 2005 (inception date) to December 31, 2005
NPAs / Assets and NPLs / Loans (%)
(1) (2)
0.62%
0.26%
0.28%
0.00% 0.00%
0.21%
0.24%
0.00%
0.00%
0.53%
0.00%
0.50%
1.00%
1.50%
2.00%
6/30/2009 2008 2007 2006 2005
Quarter Ended Year Ended
NPAs/Assets NPLs/Loans

CREDIT QUALITY
(1) All financial information for periods prior to March 31, 2009 represents historical financials for Graystone Financial Corp., as the accounting acquirer in the reverse merger
(2) 2005 financial data reflects the period from September 2, 2005 (inception date) to December 31, 2005
(3) Allowance for credit losses is inclusive of credit quality adjustments on loans purchased related to the merger of equals
Loss Reserves / Gross Loans (%)
(1) (2) (3)
1.06% 1.06%
1.25%
1.56%
1.06% 1.06%
1.25%
1.56%
1.58%
0.77%
0.00%
0.40%
0.80%
1.20%
1.60%
2.00%
6/30/2009 2008 2007 2006 2005
Quarter Ended Year Ended
Credit Loss Reserves/Gross Loans Loan Loss Reserves/Gross Loans

CREDIT QUALITY
(1) All financial information for periods prior to March 31, 2009 represents historical financials for Graystone Financial Corp., as the accounting acquirer in the reverse merger
(2) 2005 financial data reflects the period from September 2, 2005 (inception date) to December 31, 2005
(3) Allowance for credit losses is inclusive of credit quality adjustments on loans purchased related to the merger of equals
Loss Reserves / Nonperforming Loans (%)
(1) (2) (3)
0.0% 0.0%
409.3%
256.2%
0.0% 0.0% NM
125.0%
409.3%
NM
0.0%
75.0%
150.0%
225.0%
300.0%
375.0%
450.0%
6/30/2009 2008 2007 2006 2005
Quarter Ended Year Ended
Credit Loss Reserves/NPLs Loan Loss Reserves/NPLs

CREDIT QUALITY
(1) All financial information for periods prior to March 31, 2009 represents historical financials for Graystone Financial Corp., as the accounting acquirer in the reverse merger
(2) 2005 financial data reflects the period from September 2, 2005 (inception date) to December 31, 2005
NCOs / Average Loans (%)
(1) (2)
0.14%
0.00% 0.00% 0.00%
0.23%
0.00%
0.50%
1.00%
1.50%
2.00%
6/30/2009 2008 2007 2006 2005
Quarter Ended Year Ended

Total Deposits ($000)
(1) (2)
$525,470
$359,051
$195,712
$37,542
$1,063,034
$-
$200,000
$400,000
$600,000
$800,000
$1,000,000
$1,200,000
6/30/2009 2008 2007 2006 2005
Quarter Ended Year Ended
DEPOSIT GROWTH
(1) All financial information for periods prior to March 31, 2009 represents historical financials for Graystone Financial Corp., as the accounting acquirer in the reverse merger
(2) 2005 financial data reflects the period from September 2, 2005 (inception date) to December 31, 2005

DEPOSIT PORTFOLIO
Deposit Composition (%)
Interest Checking Accounts
10%
Non-Interest Bearing
Transaction Accounts
9%
Time Deposits
38%
Savings Accounts
10%
Money Market Accounts
33%
As of June 30, 2009

2005
2006
3/31/2007
6/30/2007
9/30/2007
12/31/2007
3/31/2008
6/30/2008
9/30/2008
12/31/2008
3/31/2009
6/30/2009

NET INTEREST INCOME
(1) All financial information for periods prior to March 31, 2009 represents historical financials for Graystone Financial Corp., as the accounting acquirer in the reverse merger
(2) 2005 financial data reflects the period from September 2, 2005 (inception date) to December 31, 2005
Net Interest Income ($000)
(1) (2)
$4,320
$4,231
$3,686
$3,439
$3,408
$2,925
$2,448
$1,947
$153
$4,719
$4,374
$10,113
$-
$3,000
$6,000
$9,000
$12,000
Quarter Ended Year Ended

2005
2006
3/31/2007
6/30/2007
9/30/2007
12/31/2007
3/31/2008
6/30/2008
9/30/2008
12/31/2008
3/31/2009
6/30/2009

NET INTEREST MARGIN
Net Interest Margin (%)
(1) (2)
2.9%
3.1%
2.9%
3.1%
3.4%
3.2% 3.2%
3.1%
3.1%
2.9%
3.0%
3.6%
2.0%
2.4%
2.8%
3.2%
3.6%
4.0%
Quarter Ended Year Ended
(1) All financial information for periods prior to March 31, 2009 represents historical financials for Graystone Financial Corp., as the accounting acquirer in the reverse merger
(2) 2005 financial data reflects the period from September 2, 2005 (inception date) to December 31, 2005

2005
2006
3/31/2007
6/30/2007
9/30/2007
12/31/2007
3/31/2008
6/30/2008
9/30/2008
12/31/2008
3/31/2009
6/30/2009

NON-INTEREST INCOME
Non-Interest Income ($000)
(1) (2)
$816
$1,045
$609
$640
$491
$434
$344
$324
$5
$367
$948
$2,746
$-
$500
$1,000
$1,500
$2,000
$2,500
$3,000
Quarter Ended Year Ended
(1) All financial information for periods prior to March 31, 2009 represents historical financials for Graystone Financial Corp., as the accounting acquirer in the reverse merger
(2) 2005 financial data reflects the period from September 2, 2005 (inception date) to December 31, 2005

2005
2006
3/31/2007
6/30/2007
9/30/2007
12/31/2007
3/31/2008
6/30/2008
9/30/2008
12/31/2008
3/31/2009
6/30/2009

NON-INTEREST EXPENSE
Non-Interest Expense ($000)
(1) (2)
$3,717
$3,543
$3,362
$3,197
$2,915
$2,717
$2,549
$2,493
$1,321
$6,413
$9,681
$5,774
$-
$2,500
$5,000
$7,500
$10,000
$12,500
Quarter Ended Year Ended
(1) All financial information for periods prior to March 31, 2009 represents historical financials for Graystone Financial Corp., as the accounting acquirer in the reverse merger
(2) 2005 financial data reflects the period from September 2, 2005 (inception date) to December 31, 2005

2005
2006
3/31/2007
6/30/2007
9/30/2007
12/31/2007
3/31/2008
6/30/2008
9/30/2008
12/31/2008
3/31/2009
6/30/2009

EFFICIENCY RATIO
(1) All financial information for periods prior to March 31, 2009 represents historical financials for Graystone Financial Corp., as the accounting acquirer in the reverse merger
(2) 2005 financial data reflects the period from September 2, 2005 (inception date) to December 31, 2005
(3) Efficiency ratio for 6/30/2009 excludes merger-related expenses and the FDIC special assessment
Efficiency Ratio (%)
(1) (2) (3)
72.3%
67.1%
78.1% 78.3%
74.8%
80.9%
91.3%
109.8%
126.1%
70.0%
73.5%
40.0%
60.0%
80.0%
100.0%
120.0%
140.0%
Quarter Ended Year Ended
NM

2005
2006
3/31/2007
6/30/2007
9/30/2007
12/31/2007
3/31/2008
6/30/2008
9/30/2008
12/31/2008
3/31/2009
6/30/2009

NET INCOME
(1) All financial information for periods prior to March 31, 2009 represents historical financials for Graystone Financial Corp., as the accounting acquirer in the reverse merger
(2) 2005 financial data reflects the period from September 2, 2005 (inception date) to December 31, 2005
Net Income ($000)
(1) (2)
$711
$303
$523
$622
$149
$(53)
$(1,103)
$(3,083)
$(1,563)
$545
$(1,885)
$1,838
$(4,000)
$(3,000)
$(2,000)
$(1,000)
$-
$1,000
$2,000
$3,000
Quarter Ended Year Ended

INVESTMENT MERITS
Deep and broad management team with extensive in-market experience
Successful and proven growth strategy
Diversified credit portfolio with a conservative focus on credit quality
Strong credit quality ratios
Attractive near-team growth opportunities for deployment of capital
Significant franchise value
Attractive dividend yield

30 QUESTIONS Thank you!